UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

AIM ImmunoTech Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On November 15, 2024, AIM ImmunoTech Inc. (the “Company”) held a conference call in connection with the Company’s announcement of its earnings for the third quarter of 2024. The excerpts from the script for the conference call that contain statements that may be deemed proxy soliciting materials are attached hereto as Exhibit 1. In addition, on November 15, 2024, the Company issued the following materials, copies of which are attached hereto as Exhibit 2.

Forward Looking Statements

These materials contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “continue,” “believe,” “potential,” “upcoming” and other variations thereon and similar expressions (as well as other words or expressions referencing future events or circumstances) are intended to identify forward-looking statements. Many of these forward-looking statements involve a number of risks and uncertainties. Data, pre-clinical success and clinical success seen to date does not guarantee that Ampligen will be approved as a therapy for endometriosis or ovarian cancer. The Company urges investors to consider specifically the various risk factors identified in its most recent Annual Report on Form 10-K, and any risk factors or cautionary statements included in any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (the “SEC”). You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of these materials. Among other things, for those statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA. The Company does not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof.

Important Additional Information

The Company, its directors and executive officers, Peter W. Rodino, III and Robert Dickey, IV, are deemed to be “participants” (as defined in Section 14(a) of the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s stockholders in connection with the Company’s 2024 Annual Meeting of Stockholders (the “Annual Meeting”). The Company filed its definitive proxy statement (the “Definitive Proxy Statement”) and a WHITE universal proxy card with the SEC on November 4, 2024 in connection with such solicitation of proxies from the Company’s stockholders. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH DEFINITIVE PROXY STATEMENT, ACCOMPANYING WHITE UNIVERSAL PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. The Definitive Proxy Statement contains information regarding the identity of the participants, and their direct and indirect interests, by security holdings or otherwise, in the Company’s securities and can be found in the section titled “Principal Stockholders” of the Definitive Proxy Statement and available here. Information regarding subsequent changes to their holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4, and 5, which are available on the Company’s website available here or through the SEC’s website at www.sec.gov. Stockholders will be able to obtain the Definitive Proxy Statement, any amendments or supplements thereto and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at https://aimimmuno.com/sec-filings/.

Exhibit 1

I would like to inform you that AIM ImmunoTech has filed a definitive proxy statement and related proxy materials with the SEC in connection with the 2024 Annual Meeting of Shareholders. And in connection therewith, its directors, and executive officers, Peter W. Rodino III and Robert Dickey, IV, are participants in the solicitation of proxies from our shareholders in connection with such annual meeting. AIM shareholders are strongly encouraged to read such proxy statement and all other related materials filed with the SEC carefully and in their entirety as they contain important information about the 2024 Annual Meeting.

As you may know, a group of activist investors has nominated four individuals to replace our entire Board. We have issued a detailed public letter on this, but I want to make a few points on this call.

For the third year in a row, several individuals of this group are trying to take control of our Board. We have serious reservations about this group’s members, which include individuals with checkered pasts and close ties to securities law felons. This, in our view, indicates they would not be good stewards of stockholder resources. The group has also made clear in their proxy materials that they personally will seek substantial monetary reimbursement for over $5 million for their 2023 failed attempt to take over the Board in addition to whatever expenses they may incur in connection with this year’s annual meeting, each without giving shareholders a direct say.

Needless to say, AIM’s cash is essential to funding our runway for ongoing research and clinical trials, keeping up the positive momentum we’ve seen across high-value indications, which Chris and I have discussed earlier in this call, is what will allow us to unlock long-term value for all shareholders. Each of our incumbent directors strongly believes that if the activist group gains control of the Board, our progress and momentum would be put in jeopardy and the Company’s cash position could be severely depleted if and when they reimburse themselves.

The bottom line, in our view, the activist group is looking out for itself, not for all shareholders. and the election of their nominees—who have not even put forth any serious plan for the future of the Company—would be detrimental to all stakeholders. That is all I’m going to say on this subject on the call. So I ask that your questions be limited to our business and financial results from the quarter.

Exhibit 2

AIM ImmunoTech

For the third year in a row, a group of activist investors is attempting to take control of the Board and wants to use ***millions of dollars of shareholder capital*** to repay themselves for their failed 2023 Board takeover.

Giving the Activist Group access to AIM's cash could put the funding of our clinical trials at significant risk – **we cannot allow this to happen**.

THE ACTIVIST GROUP'S BILL FOR AIM SHAREHOLDERS IF ELECTED

$5+ MILLION

(cost for 2023 failed attempt to take control of the AIM Board)

+

$$$?

(potential cost for 2024 takeover of the AIM Board)

AIM's Current Board Remains Focused on Executing the Company's Strategy to Drive Long-Term Growth and Shareholder Value

Protect your investment at the upcoming Annual Meeting of Stockholders of AIM ImmunoTech Inc. on December 17, 2024 by voting "**FOR**" all of the Board of Directors' well-qualified and experienced director nominees – **Stewart L. Appelrouth**, **Nancy K. Bryan**, **Thomas K. Equels** and **Dr. William M. Mitchell** – by promptly completing, signing, dating and returning the **WHITE** universal proxy card we have mailed to you or by voting by internet.

If you have any questions or need further assistance, please contact our proxy solicitor, Sodali & Co. at AIM@investor.Sodali.com or (800) 662-5200.

VISIT WWW.SAFEGUARDAIM.COM

1

WE URGE YOU TO COMPLETE, SIGN, DATE AND RETURN THE WHITE UNIVERSAL PROXY CARD AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED, OR VOTE BY INTERNET AS INSTRUCTED ON THE WHITE UNIVERSAL PROXY CARD, WHETHER OR NOT YOU PLAN TO VIRTUALLY ATTEND THE ANNUAL MEETING.

THE BOARD RECOMMENDS A VOTE "FOR" ALL OF OUR BOARD'S CANDIDATES (STEWART L. APPELROUTH, NANCY K. BRYAN, THOMAS K. EQUELS AND DR. WILLIAM M. MITCHELL) ON PROPOSAL 1 USING THE ENCLOSED WHITE UNIVERSAL PROXY CARD.

PROTECT YOUR INVESTMENT!

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN.

SODALI &CO

430 Park Avenue, 14th Floor
New York, NY 10022

Shareholders may call toll-free: (800) 662-5200
Banks, Brokers, Trustees, and Other Nominees Call Collect: (203) 658-9400
Email: AIM@investor.Sodali.com

About AIM ImmunoTech Inc.

AIM ImmunoTech Inc. is an immuno-pharma company focused on the research and development of therapeutics to treat multiple types of cancers, immune disorders and viral diseases, including COVID-19. The Company's lead product is a first-in-class investigational drug called Ampligen® (rintatolimod), a dsRNA and highly selective TLR3 agonist immuno-modulator with broad spectrum activity in clinical trials for globally important cancers, viral diseases and disorders of the immune system.

For more information, please visit aimimmuno.com and connect with the Company on X, LinkedIn, and Facebook.

VISIT WWW.SAFEGUARDAIM.COM 2

AIM ImmunoTech

1,328 followers

Promoted

For the third year in a row, a group of activist investors is attempting to take control of the AIM Board and wants to use millions of dollars of shareholder capital to repay themselves for their failed 2023 Board takeover. Learn how to protect your investment.

THE ACTIVIST GROUP'S BILL FOR AIM SHAREHOLDERS IF ELECTED TO THE BOARD
$5+ MILLION
(cost for 2023 failed attempt to take control of the AIM Board)
+
$$$?
(potential cost for 2024 takeover of the AIM Board)
PROTECT YOUR INVESTMENT
VISIT: WWW.SAFEGUARDAIM.COM
AIM ImmunoTech

Delivering value for shareholders and serving patients in need.

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AIM ImmunoTech @AimImmuno

For the third year in a row, a group of activist investors is attempting to take control of the $AIM Board and wants to use millions of dollars of shareholder capital to repay themselves for their failed 2023 Board takeover. Learn how to protect your investment.

THE ACTIVIST GROUP'S BILL FOR AIM SHAREHOLDERS IF ELECTED TO THE BOARD
$5+ MILLION
(cost for 2023 failed attempt to take control of the AIM Board)
+
$$$?
(potential cost for 2024 takeover of the AIM Board)
PROTECT YOUR INVESTMENT
Delivering value for shareholders and servin...
VISIT: WWW.SAFEGUARDAIM.COM

From www.safeguardaim.com

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